SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy  Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WATCHGUARD TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

CALCULATION OF FILING FEE

Title of each class of securities to which transaction applies	Aggregate number of securities to which transaction applies	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11	Proposed maximum aggregate value of transaction	Total fee paid

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 19, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of WatchGuard Technologies, Inc., which will be held on Thursday, May 23, 2002, at 9:00 a.m., local time, at the W Hotel, Great Room II, 1112 Fourth Avenue, Seattle, Washington. At the annual meeting, you will be asked to elect four directors to our board of directors.

WatchGuard’s board of directors recommends that you vote “for” election of the nominees for director.

You should read carefully the accompanying Notice of Annual Meeting of Stockholders and proxy statement for additional information.

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card.

Your prompt cooperation is greatly appreciated.

Sin	cerely,

Jam	es A. Cady
President and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

WATCHGUARD TECHNOLOGIES, INC.
505 Fifth Avenue South, Suite 500
Seattle, Washington 98104

Notice of the 2002 Annual Meeting of Stockholders
to be held May 23, 2002

TO THE STOCKHOLDERS OF WATCHGUARD TECHNOLOGIES, INC.:

We will hold the 2002 Annual Meeting of Stockholders of WatchGuard Technologies, Inc. on Thursday, May 23, 2002, at 9:00 a.m., local time, at the W Hotel, Great Room II, 1112 Fourth Avenue, Seattle, Washington, for the following purposes:

1.
To elect to our board of directors one Class 1 director, to hold office until the second annual meeting of stockholders following his election or until his successor is elected and qualified, two Class 2 directors, each to hold office until the third annual meeting of stockholders following his election or until his successor is elected and qualified, and one Class 3 director, to hold office until the first annual meeting of stockholders following his election or until his successor is elected and qualified.

2.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These items of business are more fully described in the proxy statement accompanying this notice. The board of directors has fixed the close of business on April 8, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

The directors elected will be the candidates receiving the greatest number of votes present, in person or by proxy, at the annual meeting.

You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. Your stock will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing a written revocation with the secretary of WatchGuard or by attending and voting in person at the annual meeting.

By	Order of the Board of Directors

Ste	ven N. Moore
Secretary

Seattle, Washington
April 19, 2002

WATCHGUARD TECHNOLOGIES, INC.

PROXY STATEMENT

This proxy statement is being furnished to the holders of common stock of WatchGuard Technologies, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2002 annual meeting of stockholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Thursday, May 23, 2002, at 9:00 a.m., local time, at the W Hotel, Great Room II, 1112 Fourth Avenue, Seattle, Washington. The approximate date of mailing this proxy statement and the accompanying proxy is April 19, 2002.

Matters to Be Considered at the Annual Meeting

At the annual meeting, our stockholders of record as of the close of business on April 8, 2002 will consider and vote on the following proposals:

(1)
election to our board of directors of one Class 1 director, to hold office until the second annual meeting of stockholders following his election or until his successor is elected and qualified, two Class 2 directors, each to hold office until the third annual meeting of stockholders following his election or until his successor is elected and qualified, and one Class 3 director, to hold office until the first annual meeting of stockholders following his election or until his successor is elected and qualified; and

(2)	such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Our board of directors recommends that our stockholders vote “FOR” election of the nominees for director.

Record Date; Shares Entitled to Vote; Quorum; Vote Required

Only our stockholders of record at the close of business on the record date, April 8, 2002, are entitled to notice of and to vote at the annual meeting. We have one class of voting securities outstanding, which is designated as common stock, and each share of common stock is entitled to one vote. As of the record date, 32,181,560 shares of common stock were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting.

The directors elected at the annual meeting will be the candidates receiving the greatest number of votes present, in person or by proxy, at the annual meeting. Holders of common stock are not entitled to cumulate votes in electing directors.

Shares subject to abstentions and broker nonvotes, if any, are counted toward establishing the presence of a quorum. Abstentions and broker nonvotes will have no effect on the election of directors because they will not represent votes cast for that purpose.

As of the record date, our directors and executive officers and their affiliates beneficially own approximately 18.36% of the outstanding shares of our common stock, as beneficial ownership is defined by the Securities and Exchange Commission, or SEC. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he has voting control in favor of the election of the nominees for director.

Proxies

Shares of common stock represented by properly executed proxies that we receive at or before the annual meeting and that have not been revoked will be voted at the annual meeting in accordance with the instructions contained in the proxy. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted “for” election of the nominees for director. To ensure that your shares are voted, please complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided.

You may revoke your proxy by:

•	submitting a later-dated proxy for the same shares at any time before the vote on the proposal;

•	delivering written notice of revocation to the secretary of WatchGuard at any time before the vote; or

•	attending the annual meeting and voting in person. Merely attending the annual meeting will not in and of itself revoke a proxy.

If the annual meeting is adjourned or postponed for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our stockholders. Our directors, officers and employees may solicit proxies by mail, telephone, facsimile, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for out-of-pocket expenses they incur. We will reimburse persons who hold our common stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding proxy materials to, and requesting authority for the exercise of proxies from, the beneficial owners of our common stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our restated bylaws provide that our board of directors shall be composed of not less than five nor more than nine directors, and that the board shall be divided into three classes, as nearly equal in number as possible. We currently have eight directors. Each director elected to the board generally holds office for a three-year term or until his or her successor is elected and qualified. If a director resigns from the board before the expiration of his or her term, however, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially is elected to a shorter term.

The current members of our board of directors are James A. Cady, Michael R. Hallman, Steven N. Moore, William J. Schroeder, Christopher G. Slatt, John J. Todd, Andrew W. Verhalen and Charles P. Waite, Jr. The terms of our Class 2 directors, Messrs. Verhalen and Waite, expire at the 2002 annual meeting. Mr. Verhalen will not be standing for re-election. After the annual meeting, we will reduce the size of our board to seven directors.

At the annual meeting our stockholders will elect one Class 1 director, to serve for a two-year term or until his successor is elected and qualified, two Class 2 directors, each to serve for a three-year term or until his successor is elected and qualified, and one Class 3 director, to serve for a one-year term or until his successor is elected and qualified. The board has nominated William J. Schroeder for election to the board as a Class 1 director, James A. Cady and John J. Todd for election to the board as Class 2 directors and Charles P. Waite, Jr. for election to the board as a Class 3 director. Information is provided below with respect to both the nominees and our continuing directors.

We intend to cast votes in accordance with the accompanying proxy for the election of these nominees, unless we receive contrary instructions. If any nominee should become unavailable for any reason, we intend to cast votes for a substitute nominee designated by the board. The board has no reason to believe that any nominee will be unable to serve if elected.

Nominees for Director

Class 3 — Term Expires in 2003

Charles P. Waite, Jr., 46, has served as a director of WatchGuard since May 1997. Since December 1987, Mr. Waite has served as a general partner of OVP Venture Partners (formerly Olympic Venture Partners), a venture capital firm. He is also a director of Loudeye, Inc., Seattle Genetics, Inc., SignalSoft Corporation, Verity, Inc. and several private companies. Mr. Waite holds an A.B. in history from Kenyon College and an M.B.A. from Harvard University.

Class 1 — Term Expires in 2004

William J. Schroeder, 57, has served as a director of WatchGuard since April 2002. Mr. Schroeder has served as president and chief executive officer of Sotera Networks, a secure network storage company, since February 2002 and as a director since November 2001. From January 2001 to February 2002, he served as a consultant to various technology companies. From February 2000 to December 2000, he served as president and chief executive officer of Cyber IQ Systems, an Internet web switch and cryptographic appliance company, and from May 1994 to September 1999, he served as president and chief executive officer of Diamond Multimedia Systems, Inc., an internet multimedia company. He is also a director of CNF, Inc. and several private companies. Mr. Schroeder holds a B.E.E. and an M.S.E.E. from Marquette University and an M.B.A. from Harvard University.

Class 2 — Terms Expire in 2005

James A. Cady, 42, has served as president of WatchGuard since July 2001, as a director since October 2001 and as chief executive officer since November 2001. Mr. Cady served as chief operating officer of WatchGuard from July 2001 to November 2001. From March 1998 to June 2001, he served as president of Rio, a division of the consumer electronics company SONICblue, Incorporated, and from September 1995 to March 1998, he served as president and general manager of the communications division of Diamond Multimedia Systems, which was acquired by SONICblue. Mr. Cady holds a B.S. in marketing from Portland State University.

John J. Todd, 41, has served as a director of WatchGuard since April 2002. Mr. Todd has served as executive vice president and chief operations officer of SONICblue, Incorporated, since May 2001, and he served as its chief financial officer from May 2001 to January 2002. From September 1998 to January 2001, he served as chief financial officer of Gateway, Inc., a computer company, and from April 1997 to September 1998, he served as chief financial officer of Allied Signal, an aerospace company that recently merged with Honeywell. He is also a director of Quizno’s Subs and a private company. Mr. Todd holds a B.S. in business administration from Longwood College and an M.B.A. from William and Mary University.

Continuing Directors

Class 3 — Terms Expire in 2003

Christopher G. Slatt, 44, cofounded WatchGuard in February 1996. Mr. Slatt has served as a director of WatchGuard since inception and as chairman of the board since April 1999. He served as chief executive officer of WatchGuard from inception to November 2001 and as president from inception to July 2001. From September

1993 to October 1995, he served as a vice president and general manager of Legent Corporation, a computer software company, which was acquired by Computer Associates International, Inc., a computer software company, in August 1995. Mr. Slatt holds a B.S.E.E. from the University of Notre Dame.

Steven N. Moore, 43, cofounded WatchGuard in February 1996. Mr. Moore has served as executive vice president of strategic financial operations of WatchGuard since October 2000 and as secretary and a director since inception. Mr. Moore served as chief financial officer and treasurer of WatchGuard from inception to October 2000, as executive vice president of finance from March 1999 to October 2000 and as vice president of finance and operations from inception to March 1999. From September 1993 to September 1995, he served as director of finance of Legent Corporation. Mr. Moore holds a B.S. in finance from Central Washington University.

Class 1 — Term Expires in 2004

Michael R. Hallman, 55, has served as a director of WatchGuard since November 2000. Mr. Hallman founded The Hallman Group, a management consulting firm, in October 1992 and has served as its president since inception. From February 1990 to March 1992, he was president and chief operating officer of Microsoft Corporation. Mr. Hallman is also a director of In Focus Corporation, Intuit, Inc., Network Appliance, Inc., Digital Insight Corporation and two subsidiaries of Fujitsu Ltd., and is a trustee of the Seattle Museum of Flight. He also serves on the executive advisory boards of the business schools of Seattle Pacific University and the University of Washington and on the visiting committee to the University of Michigan Business School. Mr. Hallman holds a B.B.A. and an M.B.A. from the University of Michigan.

Director Compensation

We do not pay cash compensation to our directors for their services as directors or members of committees of the board of directors, but we do reimburse them for reasonable expenses they incur in attending board or committee meetings.

Our directors are eligible to participate in our 1996 Stock Incentive Compensation Plan, or the 1996 Plan. We did not grant any options to our directors in 2001. In February 2002, we granted an option for 40,000 shares to Mr. Hallman, in exchange for an option cancelled in August 2001 under our option exchange program. In April 2002, we granted an option to purchase 40,000 shares of our common stock to each of Messrs. Schroeder and Todd, at the time they joined our board of directors.

Committees of the Board and Meetings

During 2001, there were ten meetings of the board of directors. Each of our directors except Mr. Hallman attended 75% or more of the meetings of the board and of the meetings of the committees on which he served.

The board has a compensation committee and an audit committee. The functions performed by each of the committees are summarized below.

Compensation Committee

The current members of the compensation committee are Messrs. Schroeder (chairman), Verhalen and Waite. After the annual meeting, Mr. Verhalen will resign from the compensation committee. The compensation committee

•	reviews and approves the compensation and benefits for our executive officers and grants stock options to officers and nonemployees under our stock option plans; and

•	makes recommendations to the board of directors regarding these matters.

This committee met twice in 2001. The report of the compensation committee is set forth beginning on page 9 of this proxy statement.

Audit Committee

The current members of the audit committee are Messrs. Hallman, Todd (Chairman) Verhalen and Waite. After the annual meeting, Mr. Verhalen will resign from the audit committee. The audit committee operates under a written charter adopted by the board of directors. The audit committee

•	oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports;

•	makes recommendations to the board of directors regarding the selection of our independent auditors; and

•	reviews the results and scope of the audit and other services provided by our independent auditors.

This committee met four times in 2001. The report of the audit committee is set forth on page 12 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No current member of the compensation committee is an officer or employee of WatchGuard. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE OFFICERS

Executive Officers

The following table lists the executive officers of WatchGuard as of April 8, 2002.

Name	Age	Position
James A. Cady	42	President and Chief Executive Officer
Steven N. Moore	44	Executive Vice President of Strategic Financial Operations and Secretary
Michael E. McConnell	51	Senior Vice President, Chief Financial Officer and Treasurer
Jean Nassar	40	Senior Vice President of Marketing
Gary J. Franza	48	Senior Vice President of Worldwide Sales

James A. Cady’s and Steven N. Moore’s biographies are contained in the section above entitled “Proposal One — Election of Directors.”

Michael E. McConnell, 51, has served as senior vice president of WatchGuard since January 2001 and as chief financial officer and treasurer since October 2000. Mr. McConnell served as vice president of WatchGuard from October 2000 to January 2001 and as vice president of finance from May 1999 to October 2000. From January 1992 to May 1999, he served as chief financial officer of Cellular Technical Services Company, Inc., a wireless telecommunications company. Mr. McConnell holds a B.A. from California Polytechnic State University, San Luis Obispo.

Jean Nassar, 40, has served as senior vice president of marketing of WatchGuard since November 2001. From November 1999 to October 2000, he served as chief marketing officer of Collabria, a business-to-business e-hub company, and from October 1996 to October 1999 he served as vice president of worldwide marketing of Tektronix, a maker of color printers. Mr. Nassar holds a B.S. and an M.S. in civil engineering from Northeastern University.

Gary J. Franza, 48, has served as senior vice president of worldwide sales of WatchGuard since July 2001. From February 1999 to July 2001 he served as senior vice president of business development and product management of Insight Enterprises, Inc., a computer hardware and software marketing company, and from July 1997 to December 1998 he served as executive vice president and general manager of DVS, Inc., a developer and marketer of products and technologies for digital video. Mr. Franza holds a B.S from the U.S. Merchant Marine Academy.

EXECUTIVE COMPENSATION

Compensation Summary

The following table lists all compensation earned during 2001, 2000 and 1999 by both of the individuals who served as WatchGuard’s chief executive officer in 2001 and our other executive officers whose compensation exceeded $100,000 in 2001.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
				Securities Underlying Options(#)	All Other Compensation
Name and Principal Position	Year	Salary($)	Bonus($)
James A. Cady (1)	2001	$137,500	$—	600,000	$11,273	(2)
Chief Executive Officer and President

Steven N. Moore	2001	200,000	18,750	—	—
Executive Vice President of Strategic Operations	2000	191,667	42,451	—	—
and Secretary	1999	174,250	67,203	40,000	—

Michael E. McConnell (3)	2001	175,000	18,125	33,250	—
Senior Vice President, Chief Financial Officer	2000	141,942	33,925	60,000	—
and Treasurer

Gary J. Franza (4)	2001	91,667	105,552	225,000	19,266	(5)
Senior Vice President of Worldwide Sales

Christopher G. Slatt (6)	2001	225,000	18,750	—	—
Former Chief Executive Officer and	2000	216,667	42,451	—	—
President	1999	190,000	67,203	40,000	—

(1)	Mr. Cady joined WatchGuard and became president effective July 1, 2001. He became chief executive officer effective November 21, 2001.

(2)	All Other Compensation consists of amounts paid in 2001 as reimbursement for Mr. Cady’s relocation expenses

(3)	Mr. McConnell became senior vice president effective January 9, 2001.

(4)	Mr. Franza joined WatchGuard and became senior vice president of worldwide sales effective July 17, 2001.

(5)	All Other Compensation consists of amounts paid in 2001 as reimbursement for Mr. Franza’s relocation expenses.

(6)	Mr. Slatt resigned as president effective July 1, 2001 and as chief executive officer effective November 21, 2001. He remains the chairman of our board of directors and an employee of WatchGuard.

Option Grants in 2001

The following table provides information regarding options granted during 2001 to those individuals listed in the Summary Compensation Table above. The table includes the potential realizable value over the 10-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices. Any actual gains on option exercises will depend on the future performance of our stock.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price ($/Share)	Expiration Date
Name					5%($)	10%($)
James A. Cady (1)	400,000	9.23%	$9.895	7/1/11	$2,489,165	$6,308,033
	200,000	4.61%	9.895	7/1/11	1,244,582	3,154,016
Steven N. Moore	—	—	—	—	—	—
Michael E. McConnell (2)	33,250	0.77%	14.030	1/9/11	293,405	743,546
Gary J. Franza (3)	45,068	1.04%	8.875	7/17/11	251,544	637,463
	179,932	4.15%	8.875	7/17/11	1,004,280	2,545,042
Christopher G. Slatt	—	—	—	—	—	—

(1)
Mr. Cady’s option for 400,000 shares vests and becomes exercisable as to 25% of the shares on July 1, 2002 and approximately 2% each month thereafter. His option for 200,000 shares vests and becomes exercisable as to 20% of the shares on July 1, 2002 and approximately 1.7% each month thereafter.

(2)	Mr. McConnell’s options vest and become exercisable as to approximately 2% of the shares each month, commencing on February 9, 2001.

(3)	Mr. Franza’s options vest and become exercisable as to 25% of the shares on July 17, 2002 and approximately 2% each month thereafter.

In 2001, we granted options to purchase an aggregate of 4,335,750 shares of our common stock to our employees. We granted these options under our stock option plans at exercise prices equal to or, in the case of holders of 10% or more of our outstanding stock, exceeding the fair market value of our common stock on the date of grant.

Options Exercised in 2001 and Unexercised Options Held as of December 31, 2001

The following table provides information regarding unexercised options held as of December 31, 2001 by those individuals listed in the Summary Compensation table above. The value of unexercised options is calculated on the basis of the closing sales price of our common stock on the Nasdaq National Market on December 31, 2001, which was $6.51 per share. None of the listed individuals exercised any options in 2001.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Cady	—	600,000	—	—
Steven N. Moore	93,541	16,459	$436,401	$9,289
Michael E. McConnell	65,137	79,151	—	—
Gary J. Franza	—	225,000	—	—
Christopher G. Slatt	93,541	16,459	$436,401	$9,289

Exchange of Options

During 2001, we instituted an option exchange program, under which we offered to exchange all eligible options granted to employees, consultants or directors for replacement options. On August 1, 2001, we accepted for cancellation and exchange, options to purchase 2,106,347 shares of our common stock, which represented approximately 80.1% of the options eligible to be exchanged. We granted the replacement options on February 2, 2002, which was six months and one day after the cancellation date. The exercise price of each replacement option, which was approximately $6.13, was the average of the high and low sales prices of our common stock on February 1, 2002. Except for the exercise price and the number of shares vested on the grant date, which equaled the number of shares that would have been vested under the original option had it not been cancelled, each replacement option had the same terms and conditions as the cancelled option.

The following table provides information regarding our cancellation and exchange of options previously granted to an executive officer who participated in our option exchange program. There have been no other exchanges or repricings of options held by executive officers in the last 10 years.

10-Year Option Repricings

Name	Date of Repricing(1)	Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Michael E. McConnell	8/1/01	50,000	$11.00	$53.34	$6.13	9.04 years
Senior Vice President, Chief Financial Officer and Treasurer	8/1/01	10,000	11.00	37.25	6.13	9.22 years

(1)	Represents the cancellation date, which was August 1, 2001. The replacement options were granted on February 2, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors has furnished the following report on compensation. The compensation committee reviews and approves the compensation and benefits for our executive officers, grants stock options to executive officers and nonemployees under our stock option plan and makes recommendations to the board of directors regarding these matters. The compensation committee considers both internally and externally generated information in determining compensation.

As of the date this compensation committee report was approved, the compensation committee was comprised of two nonemployee directors, Andrew W. Verhalen (chairman) and Charles P. Waite, Jr. William J. Schroeder has since joined the compensation committee, replacing Mr. Verhalen as chairman.

Compensation Philosophy

Our compensation policies are based on the belief that the interests of our executive officers should be closely aligned with those of our stockholders. Our compensation policies are designed to achieve the following objectives:

•
Offer compensation opportunities that attract highly qualified individuals, reward outstanding initiative and achievement and retain the leadership and skills necessary to build long-term stockholder value.

•
Maintain a market-competitive compensation structure in line with corporate business objectives. The focus is weighted on incentive programs and based on results, as measured by both the quarterly and long-term financial performance of WatchGuard.

•	Further our short- and long-term strategic goals and values by aligning executive compensation with business objectives and individual performance.

Compensation Program

Our compensation program has three major integrated components: base salary, quarterly bonus awards and long-term incentives. We emphasize the award of stock options as long-term incentives to executive officers.

Base salary.    Base salary levels are determined annually by reviewing the skills, performance level and contribution to the business of individual executives.

Quarterly bonus awards.    Quarterly bonus awards are based on the achievement of individual goals and the attainment in each quarter of our corporate objectives, which are set on a quarterly basis.

Long-term incentives.    The compensation committee views stock options as an important part of our long-term, performance-based compensation program. The committee believes that stock ownership is an excellent vehicle for compensating our executive officers. We provide long-term incentives through grants under the 1996 Plan, our 2000 Stock Option Plan and our 1999 Employee Stock Purchase Plan, the purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments generally over four years. Thus, the value of our stockholders’ investment must appreciate before the optionee receives any financial benefit. Additionally, the executive must remain in our employ for the vesting period, which provides an incentive to remain in our employ. When determining option awards for an executive officer, the committee considers the executive’s current contribution to WatchGuard’s performance, his or her anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because an executive officer’s receipt of value under a stock option depends on an increase in the price of our common stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value. The committee believes that such stock plans align the interests of our executive officers with the long-term interests of our stockholders.

During 2001, WatchGuard instituted an option exchange program for eligible options granted to employees, directors and consultants. The exchange program was initiated because many of our then-outstanding options had exercise prices that were significantly higher than the market price of our common stock, which effectively caused the options to have little incentive value for our executive officers and employees. One of our executive officers participated in the option exchange program.

Chief Executive Officer Compensation

Mr. Cady’s annual salary for 2001 was $137,500, based on an annual salary of $300,000 prorated to reflect his mid-year arrival. He did not receive a bonus in 2001. In addition, in 2001 we granted Mr. Cady options to purchase 600,000 shares of common stock. In determining Mr. Cady’s base salary and bonus for 2001, the compensation committee considered Mr. Cady’s skills, his performance as chief executive officer and his contribution to our business and the attainment of our corporate objectives.

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer or any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based,” however, is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable to any individual executive to exceed the $1 million limit. In addition, our 1996 plan is designed to qualify as performance-based compensation that is fully deductible by us for income tax purposes. The committee will continue to monitor the compensation potentially payable under other aspects of compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the best interests of WatchGuard.

Co	mpensation Committee

An	drew W. Verhalen (Chairman)
Ch	arles P. Waite, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

We loaned Mr. Cady $150,000 under a promissory note dated August 24, 2001. Simple interest on the principal balance under the note accrues at a rate of 6% per year, payable annually on the anniversary date of the note. The outstanding principal balance and accrued and unpaid interest is payable on July 1, 2005 or 90 days after Mr. Cady’s employment with us terminates for any reason, whichever is earlier.

Termination and Change of Control Arrangements

Our offer letters to each of Messrs. Cady, Nassar and Franza provide for the receipt of certain benefits in the event the executive’s employment is terminated within a specified time period or in the event of a change of control of WatchGuard. If Mr. Cady’s employment with us is terminated without cause or with good reason (as those terms are defined in the 1996 Plan) on or before July 1, 2003, Mr. Cady will be paid $500,000 minus the fair market value of the vested shares subject to his stock options, including the fair market value of any previously exercised shares, as of the date of his termination. If, on or before May 21, 2003, Mr. Nassar’s employment with us is terminated without cause or with good reason or WatchGuard is involved in a merger or consolidation with, or a sale or other transfer of all or substantially all of our assets or outstanding securities to, another corporation, and the change of control results in a substantial change in his employment, Mr. Nassar will receive a payment equal to four months of his annual compensation and insurance benefits or, if his employment is terminated under any of the foregoing circumstances before November 21, 2002, six months of his annual compensation and insurance benefits. If Mr. Franza’s employment with us is terminated without cause or with good reason on or before July 17, 2003, Mr. Franza will receive a payment equal to six months of his base salary.

In the event that WatchGuard is involved in a change-of-control transaction, 50% of the unvested options held by each of Messrs. Cady, Nassar and Franza will accelerate and vest on the effective date of the transaction, and the remaining unvested options will continue to vest on their original schedule. If the employment of Messrs. Cady, Nassar or Franza is then terminated without cause or with good reason within 24 months after the change-of-control transaction, the terminated executive will receive accelerated vesting on all of his unvested stock options. In addition, upon termination Mr. Cady will receive a cash severance payment equal to the sum of the base salary and any bonuses he received during the 12 months immediately preceding termination and continued participation in our health and medical plans for 12 months following termination.

The receipt of these benefits by the executives upon termination are conditioned on the execution of a severance agreement that includes a release of all claims against WatchGuard.

AUDIT COMMITTEE REPORT

The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors. As of the date this audit committee report was approved, the members of the audit committee were Michael R. Hallman, Andrew W. Verhalen and Charles P. Waite, Jr. (chairman). John J. Todd has since joined the audit committee, replacing Mr. Waite as chairman. After the annual meeting, Mr. Verhalen will resign from the audit committee.

Our management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on its audit. The audit committee’s responsibility is to monitor and oversee the corporate reporting process and the internal and external audits of WatchGuard. In addition, the audit committee recommends to the full board of directors approval or termination of the independent auditors.

In 2001, the audit committee met and held discussions with management and our independent auditors. In addition, the members of the audit committee individually reviewed our consolidated financial statements before their filing with the SEC in our quarterly reports on Form 10-Q and annual report on Form 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors.

The audit committee discussed with the auditors the matters required to be discussed by the SEC’s Statement on Auditing Standards No. 61, “Communication with Audit Committees.” Our independent auditors also provided to the audit committee the written disclosure required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the audit committee Ernst & Young LLP’s independence.

Based on the audit committee’s discussion with management and the independent auditors, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

Au	dit Committee

Mi	chael R. Hallman
An	drew W. Verhalen
Ch	arles P. Waite, Jr. (Chairman)

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return for WatchGuard, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index. The graph shows the value, as of December 31, 2001, of $100 invested on July 30, 1999, the date of our initial public offering, in WatchGuard common stock, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index.

Comparison of Cumulative Total Return Among WatchGuard Technologies, Inc., the
Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index

	July 30, 1999	Dec. 31, 1999	Dec. 29, 2000	Dec. 31, 2001
WatchGuard Technologies, Inc.	$100.00	$226.70	$261.80	$49.80
Nasdaq Stock Market Index (U.S. companies)	100.00	154.30	92.80	73.60
Nasdaq Computer and Data Processing Index	100.00	186.20	85.80	69.10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock outstanding as of April 8, 2002 by

•	each person or group that we know beneficially owns 5% or more of our common stock;

•	each of our directors;

•	each of the individuals listed in the Summary Compensation table above; and

•	all of our directors and executive officers as a group.

The percentage ownership data is based on 32,181,560 shares of WatchGuard common stock outstanding as of April 8, 2002, except the information for Massachusetts Financial Services Company, which is provided as of December 31, 2001. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 8, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned as of that date, subject to applicable community property laws. Unless otherwise indicated, the following beneficial owners can be reached at our principal offices.

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock Outstanding
Massachusetts Financial Services Company (1)	3,110,049	9.66%
500 Boylston Street
Boston, MA 02116

Christopher G. Slatt (2)	2,406,595	7.46

Michael R. Hallman (3)	23,199	*

William J. Schroeder	—	—

John J. Todd	—	—

Andrew W. Verhalen (4)	945,248	2.94

Charles P. Waite, Jr. (5)	68,041	*

James A. Cady	—	—

Steven N. Moore (6)	2,411,095	7.47

Michael E. McConnell (7)	123,147	*

Gary J. Franza	—	—

Directors and executive officers as a group (10 persons) (8)	5,977,335	18.36

*	Less than 1%.

(1)
In a Schedule 13G/A filed with the SEC on February 14, 2002, Massachusetts Financial Services Company reported sole voting power with respect to 2,706,961 shares and sole dispositive power with respect to 3,110,049 shares.

(2)	Includes 300,000 shares held by Venus Capital LLC and 99,165 shares subject to options exercisable on or within 60 days of April 8, 2002.

(3)	Represents 3,200 shares held by a trust of which Mr. Hallman and his spouse are trustees and 19,999 shares subject to options exercisable on or within 60 days of April 8, 2002.

(4)
Includes 858,291 shares held by entities affiliated with Matrix IV Management Co., L.P. Mr. Verhalen is a general partner of Matrix IV Management Co., L.P., which is the general partner of each of the entities affiliated with it. Mr. Verhalen disclaims beneficial ownership of the shares held by the entities affiliated with Matrix IV Management Co., L.P., except to the extent of his pecuniary interest arising from his interest in Matrix IV Management Co., L.P. Also includes 66,967 shares held by trusts of which Mr. Verhalen is trustee and 20,000 shares subject to options exercisable on or within 60 days of April 8, 2002.

(5)	Includes 1,508 shares held by trusts of which Mr. Waite is trustee and 20,000 shares subject to options exercisable on or within 60 days of April 8, 2001.

(6)	Includes 300,000 shares held by Baja Investment Co. LLC and 99,165 shares subject to options exercisable on or within 60 days of April 8, 2002.

(7)	Includes 109,328 shares subject to options exercisable on or within 60 days of April 8, 2002.

(8)	Includes 367,657 shares subject to options exercisable on or within 60 days of April 8, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and holders of 10% or more of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors and 10%-or-greater stockholders to give us copies of all Section 16(a) forms they file with the SEC.

Based solely on our review of these forms, or written representations from reporting persons that no such forms were required for those persons, we believe that during 2001 our executive officers, directors and 10%-or-greater stockholders complied with all applicable filing requirements.

INDEPENDENT AUDITORS

Representatives of Ernst & Young LLP, our independent auditors, are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees.    Ernst & Young LLP billed us $189,605 for its audit of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2001 and for its review of our unaudited consolidated financial statements included in our quarterly reports on Form 10-Q filed during 2001.

Audit-Related Fees.    Ernst & Young billed us $45,011 for audit-related services performed during 2001.

Financial Information Systems Design and Implementation Fees.    We did not engage Ernst & Young LLP in 2001 to provide advice regarding financial information systems design and implementation.

All Other Fees.    Ernst & Young LLP billed us $190,652 for all other services rendered in 2001, including domestic and international tax- and organizational-related services.

None of the hours Ernst & Young LLP expended in auditing our consolidated financial statements were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

Our audit committee has determined that Ernst & Young LLP’s rendering of all nonaudit services is compatible with maintaining auditor independence.

OTHER BUSINESS

We do not intend to present any business at the annual meeting other than the election of directors described in the accompanying Notice of Annual Meeting of Stockholders, and we have no present knowledge that any other person intends to present business at the annual meeting. If, however, other matters requiring the vote of the stockholders properly come before the annual meeting or any adjournment or postponement of the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

PROPOSALS BY WATCHGUARD STOCKHOLDERS FOR 2003 ANNUAL MEETING

Under the SEC’s proxy rules and the applicable provisions of our bylaws, stockholder proposals that meet specified conditions may be included in our proxy materials for, or be presented at, the 2003 annual meeting. Stockholders who intend to present a proposal at our 2003 annual meeting must give us notice of the proposal not later than December 20, 2002 for the proposal to be considered for inclusion in the proxy materials for that meeting. Stockholders that intend to present a proposal that will not be included in the proxy materials must give us notice of the proposal at least 60 but not more than 90 days before the date of the 2003 annual meeting. Because there are other requirements in the proxy rules, however, our timely receipt of any such proposal by a qualified stockholder will not guarantee the proposal’s inclusion in our proxy materials or its presentation at the 2003 annual meeting.

ANNUAL REPORT AND FORM 10-K

Copies of our 2001 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2001 are being mailed with this proxy statement to each stockholder of record. If you did not receive a copy of the annual report or the Form 10-K, you may obtain a copy (excluding exhibits) without charge by writing or calling Investor Relations, WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, Washington 98104, (206) 521-8340. Copies of the exhibits to the Form 10-K are available for a nominal fee.

WATCHGUARD TECHNOLOGIES, INC.

This proxy is solicited by WatchGuard’s board of directors for the
Annual Meeting of Stockholders to be held on May 23, 2002

The undersigned hereby appoint(s) James A. Cady and Steven N. Moore, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of WatchGuard Technologies, Inc. held of record by the undersigned on April 8, 2002 at WatchGuard’s Annual Meeting of Stockholders, to be held at the W Hotel, 1112 Fourth Avenue, Seattle, Washington, at 9:00 a.m. local time on May 23, 2002, with authority to vote on the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

IMPORTANT–PLEASE DATE AND SIGN ON THE OTHER SIDE

é    FOLD AND DETACH HERE    é

The board of directors recommends a vote “FOR” the nominees in Item 1.	Please mark your vote as indicated	☒

	FOR the Nominees	WITHHOLD AUTHORITY to vote for the Nominees
(1) ELECTION OF DIRECTORS.			SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN ITEM 1.

ONE CLASS 1 DIRECTOR Nominee: 01. William J. Schroeder	☐	☐	☐ I plan to attend the annual meeting

TWO CLASS 2 DIRECTORS Nominees: 02. James A. Cady 03. John J. Todd ONE CLASS 3 DIRECTOR Nominee: 04. Charles P. Waite, Jr.
Please sign exactly as your name appears on your share certificate(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

WITHHOLD for the following only: (write the name of the nominee in the space below)

Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.

Signature(s)	Date

é    FOLD AND DETACH HERE    é